Exhibit 99.1

TIVITY HEALTH DELIVERS STRONG RESULTS FOR FIRST QUARTER 2021 WITH 141% YEAR OVER YEAR INCREASE IN INCOME FROM CONTINUING OPERATIONS

———————————

RAISING FULL YEAR GUIDANCE FOR REVENUE AND ADJUSTED EBITDA

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VIRTUAL SILVERSNEAKERS VISITS GROW 50% SEQUENTIALLY TO OVER 1.2 MILLION IN THE FIRST QUARTER

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FIRST QUARTER SILVERSNEAKERS IN-PERSON GYM VISITS GAIN MOMENTUM WITH 19% SEQUENTIAL GROWTH TO 11.2 MILLION

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NEW STREAMING CAPABILITY AND ADDITION OF NEW CIO AND CXIO DEMONSTRATE PROGRESS TOWARD BECOMING A MEMBER-CENTRIC PLATFORM ENGAGEMENT COMPANY

NASHVILLE, Tenn. (May 5, 2021) - Tivity Health, Inc. (NASDAQ:TVTY), today announced financial results for the first quarter ended March 31, 2021.

Richard Ashworth, President and Chief Executive Officer, commented, “We delivered strong results for the first quarter of 2021, allowing us to tighten the ranges on revenue and Adjusted EBITDA guidance for the full year. We successfully expanded our SilverSneakers virtual offerings by launching a new Roku application for viewing on-demand content and are on track to deploy our omni-channel capabilities by the start of the third quarter.  These strategic initiatives combined with the continued momentum in the number of in-person visits give us optimism for the remainder of the year.  The recent additions of our new Chief Information Officer (CIO) and Chief Experience and Innovation Officer (CXIO) underline our commitment to quickly expand our member-centric engagement through a robust platform which includes digital and in-person experiences.”

First Quarter Highlights

•	Revenue from continuing operations was $108.1 million during the first quarter of 2021;
•	Income from continuing operations was $19.9 million, an increase of $11.7 million, or 141%, over the prior year;
•	Adjusted EBITDA from continuing operations was $41.2 million, representing an increase of $11.0 million, or 36%, compared to the prior year;
•	In-person SilverSneakers gym visits totaled 11.2 million for Q1 2021, growing by 19% over the fourth quarter of 2020;
•	Virtual SilverSneakers visits accelerated, totaling 1.2 million during the quarter, a 50% increase over the fourth quarter of 2020, with 36% of virtual visit participants being new to SilverSneakers;
•	The Company ended the quarter with cash on hand of $52.4 million and a leverage ratio of 2.11, as calculated under its credit agreement. During the first quarter of 2021, the Company prepaid $63.6

TVTY Reports First-Quarter Results

May 5, 2021

million of principal and amortization of term loan debt. The Company’s next quarterly installment is not due until December 2022;
•

A new comprehensive scientific study conducted by Avalere Health showed that total average healthcare expenses for SilverSneakers participants were 16% lower compared to non-participating Medicare Advantage members.

First Quarter 2021 Financial Information

Dollars in millions, except per-share data

See pages 9-13 for a reconciliation of non-GAAP financial measures.

	Three Months Ended March 31,
	2021	2020

Revenues from Continuing Operations	$108.1	$159.7
Income from Continuing Operations	$19.9	$8.3
Income from Continuing Operations Margin	18.5%	5.2%
Adjusted EBITDA from Continuing Operations	$41.2	$30.2
Adjusted EBITDA from Continuing Operations Margin	38.1%	18.9%
Diluted Earnings Per Share from Continuing Operations	$0.40	$0.17
Adjusted Diluted Earnings Per Share from Continuing Operations	$0.40	$0.25
Cash Flows from Operating Activities – former Healthcare segment (1)	$22.6	$25.7
Free Cash Flow – former Healthcare segment (1)	$19.4	$22.5

(1)	For comparability, figures for 2020 represent cash flows from the Company’s former Healthcare segment.

Revenues in the first quarter of 2021 of $108.1 million decreased $51.6 million, or approximately 32%, compared to the first quarter of 2020, primarily as a result of a significant decrease in SilverSneakers revenue of $41.8 million resulting from fewer revenue-generating visits due to the COVID-19 pandemic.  Additionally, Prime Fitness revenue decreased by $10.2 million primarily due to terminations and suspensions.

The mix of SilverSneakers revenue during the first quarter of 2021 remained different from the mix during the first quarter of 2020 due to the reduction in fitness location visits resulting from the COVID-19 pandemic. Revenue from per-member-per-month fees represented 53% of the Company’s SilverSneakers revenue in the first quarter of 2021, compared to 36% in the same quarter of 2020.

Income from continuing operations for the first quarter of 2021 was $19.9 million, an increase of $11.7 million compared to the first quarter of 2020.  Adjusted EBITDA was $41.2 million for the first quarter, or 38.1% of revenues, compared to $30.2 million for the first quarter of 2020, or 18.9% of revenues.  This improvement is primarily due to the mix of per-member-per-month fees for SilverSneakers driven by a reduction in fitness location visits and related costs for SilverSneakers and Prime, and also reflects a reduction in advertising expense and employee-related expenses.

TVTY Reports First-Quarter Results

May 5, 2021

During the first quarter, the Company prepaid $63.6 million of principal amortization on its term loan debt, and net debt (total debt less cash and cash equivalents) improved to $353 million, resulting in a net leverage ratio of 2.11. The Company’s next quarterly installment is not due until December 2022.

Updated 2021 Financial Guidance

Tivity Health announced today that, based on first-quarter results and the Company’s outlook for the remainder of 2021, it has updated its financial guidance as follows:

Dollars in millions, except per-share data

	February 24, 2021 (Prior Guidance)	May 5, 2021 (Updated Guidance)

Revenues	$455 - $485	$465 - $485
Income from Continuing Operations	$70.5 - $74.3	$71.3 - $74.3
Adjusted EBITDA (1)	$150 - $155	$151 - $155
Depreciation Expense	Approximately $14	Unchanged
Interest Expense	Approximately $37, including $6 of non-cash	Unchanged
Effective Tax Rate	Approximately 25%	Unchanged
Weighted Average Diluted Shares Outstanding	50.0 million – 50.5 million	Unchanged
Earnings per Diluted Share	$1.40 - $1.49	$1.41 - $1.49
Adjusted Earnings per Diluted Share (1)	$1.47 - $1.56	$1.49 - $1.56
Cash Flows from Operating Activities	$81 - $85	Unchanged
Free Cash Flow (1)	$50 - $60	Unchanged
Capital Expenditures	$20 - $25	Unchanged

Tivity Health’s detailed guidance considerations for 2021 may be found in the supplemental information posted on the Company’s website at http://investors.tivityhealth.com.

(1)	Adjusted EBITDA, adjusted earnings per diluted share, and free cash flow are non-GAAP financial measures. See pages 9-13 for a reconciliation of non-GAAP financial measures.

Conference Call

Tivity Health will hold a conference call to discuss this release today at 5:00 p.m. Eastern Time.  Investors will have the opportunity to listen to the conference call live by dialing 877-683-2218 or 647-689-5447 for international callers, and referencing code 4896873 or over the Internet by going to www.tivityhealth.com and clicking “Investors” at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a telephonic replay will be available for one week at 800-585-8367 or 416-621-4642 for international callers, code 4896873, and the replay will also be available on the Company's web site for the next 7 months.

About Tivity Health

Tivity Health® Inc. (Nasdaq: TVTY) is a leading provider of healthy life-changing solutions, including SilverSneakers®, Prime® Fitness, WholeHealth Living® and Wisely WellTM.  We are focused on becoming the

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May 5, 2021

modern destination for healthy living.  We will expand beyond fitness by establishing an engagement platform that enables personalized member interaction with all of our offerings, and we will partner with other payors and service providers to aggregate services to seniors under the SilverSneakers umbrella.  The continued development of our suite of digital offerings will enable a more tailored, interactive, and impactful experience across a variety of areas, including fitness, social connection, community involvement, volunteering, and enrichment. Learn more at www.tivityhealth.com.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures. Reconciliations of certain of these non-GAAP measures to the comparable GAAP measures are included on pages 9-13.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain statements that are “forward-looking” statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based upon current expectations and include all statements that are not historical statements of fact and those regarding the intent, belief or expectations, including, without limitation, statements that are accompanied by words such as “will,” “expect,” “outlook,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “would,” “target,” or other similar words, phrases or expressions and variations or negatives of these words. These forward-looking statements include, but are not limited to, the Company’s statements regarding its future financial performance. Readers of this press release should understand that these statements are not guarantees of performance or results. Many risks and uncertainties could affect actual results and cause them to vary materially from the forward-looking statements.

These risks and uncertainties include, among other things: impacts from the COVID-19 pandemic (including the response of governmental authorities to combat and contain the pandemic, the closure of fitness centers in the Company’s national network (or operational restrictions imposed on such fitness centers), reclosures and potential additional reclosures as a result of surges in positive COVID-19 cases) on the Company’s business, operations or liquidity; the risks associated with changes in macroeconomic conditions (including the impacts of any recession or changes in consumer spending resulting from the COVID-19 pandemic), widespread epidemics, pandemics (such as the current COVID-19 pandemic) or other outbreaks of disease, geopolitical turmoil, and the continuing threat of domestic or international terrorism; the Company’s ability to collect accounts receivable from its customers and amounts due under its sublease agreements; the market’s acceptance of the Company’s new products and services; the Company’s ability to develop and implement effective strategies and to anticipate and respond to strategic changes, opportunities, and emerging trends in the Company’s industry and/or business, as well as to accurately forecast the related impact on the Company’s revenues and earnings; the impact of any impairment of the Company’s goodwill, intangible assets, or other long-term assets; the Company’s ability to attract, hire, or retain key personnel or other qualified employees and to control labor costs; the effectiveness of the reorganization of the Company’s business and the Company’s ability to realize the anticipated benefits; the Company’s ability to effectively compete against other entities, whose financial, research, staff, and marketing resources may exceed its resources; the impact of legal proceedings involving the Company and/or its subsidiaries, products, or services, including any claims related to intellectual property rights, as well as our ability to maintain insurance coverage with respect to such legal proceedings and claims on terms that would be favorable to us; the impact of severe or adverse weather conditions, the current COVID-19 pandemic, and the potential

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May 5, 2021

emergence of additional health pandemics or infectious disease outbreaks on member participation in the Company’s programs; the risks associated with deriving a significant concentration of revenues from a limited number of the Company’s customers, many of whom are health plans; the Company’s ability and/or the ability of its customers to enroll participants and to accurately forecast their level of enrollment and participation in the Company’s programs in a manner and within the timeframe anticipated by the Company; the Company’s ability to sign, renew and/or maintain contracts with its customers and/or the Company’s fitness partner locations under existing terms or to restructure these contracts on terms that would not have a material negative impact on the Company’s results of operations; the ability of the Company’s health plan customers to maintain the number of covered lives enrolled in those health plans during the terms of the Company’s agreements; the Company’s ability to add and/or retain active subscribers in its Prime Fitness program; the impact of any changes in tax rates, enactment of new tax laws, revisions of tax regulations or any claims or litigation with taxing authorities; the impact of a reduction in Medicare Advantage health plan reimbursement rates or changes in plan design; the impact of any new or proposed legislation, regulations and interpretations relating to Medicare, Medicare Advantage, Medicare Supplement, and privacy and security laws; the impact of healthcare reform on the Company’s business; the risks associated with potential failures of the Company’s information systems or those of our third-party vendors, including as a result of telecommuting issues associated with the Company’s employees working remotely, which may include a failure to execute on policies and processes in a work-from-home or remote model; the risks associated with data privacy or security breaches, computer hacking, network penetration and other illegal intrusions of the Company’s information systems or those of third-party vendors or other service providers, including those risks that result from the increase in personnel working remotely, which may result in unauthorized access by third parties, loss, misappropriation, disclosure or corruption of customer, employee or the Company’s information, or other data subject to privacy laws and may lead to a disruption in the Company’s business, costs to modify, enhance, or remediate its cybersecurity measures, enforcement actions, fines or litigation against the Company, or damage to its business reputation; the risks associated with changes to traditional office-centered business processes and/or conducting operations out of the office in a work-from-home or remote model by us or our third party vendors during adverse situations (e.g., during a crisis, disaster, or pandemic), which may result in additional costs and/or may negatively impact productivity and cause other disruptions to the Company’s business; the Company’s ability to enforce its intellectual property rights; the risk that the Company’s indebtedness may limit the Company’s ability to adapt to changes in the economy or market conditions, expose the Company to interest rate risk for the variable rate indebtedness and require a substantial portion of cash flows from operations to be dedicated to the payment of indebtedness; the Company’s ability to service its debt, make principal and interest payments as those payments become due, and remain in compliance with its debt covenants; the Company’s ability to obtain adequate financing to provide the capital that may be necessary to support its current or future operations; counterparty risk associated with the Company’s interest rate swap agreements; and other risks detailed in the Company’s filings with the Securities and Exchange Commission.

For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to the Company’s filings with the SEC. Except as required by law, the Company undertakes no obligation to update any such forward-looking statements to reflect new information, subsequent events or circumstances.

Investor Relations Contact:

Matt Milanovich, VP of Investor Relations; (602) 562-2595; matt.milanovich@tivityhealth.com

TVTY Reports First-Quarter Results

May 5, 2021

TIVITY HEALTH, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

(Unaudited)

	March 31, 2021	December 31, 2020
Current assets:
Cash and cash equivalents	$52,428	$100,385
Accounts receivable, net	44,959	25,981
Prepaid expenses	4,154	5,556
Income taxes receivable	779	10,996
Other current assets	19,586	11,336
Total current assets	121,906	154,254

Property and equipment, net of accumulated depreciation of $40,713 and $38,188 respectively	19,981	20,959
Right-of-use assets	16,288	18,139
Long-term deferred tax asset	1,186	3,601
Intangible assets, net	29,049	29,049
Goodwill, net	334,680	334,680
Other assets	16,808	18,301
Total assets	$539,898	$578,983

Current liabilities:
Accounts payable	$18,400	$19,741
Accrued salaries and benefits	5,264	8,949
Accrued liabilities	31,395	18,424
Deferred revenue	4,351	4,460
Current portion of long-term debt	7,456	7,456
Current portion of lease liabilities	8,064	8,052
Current portion of other long-term liabilities	14,195	14,753
Total current liabilities	89,125	81,835

Long-term debt	397,750	459,250
Long-term lease liabilities	9,460	11,494
Other long-term liabilities	17,309	22,748

Commitments and contingent liabilities

Stockholders' equity:
Preferred stock $.001 par value, 5,000,000 shares authorized, none outstanding	—	—
Common Stock $.001 par value, 120,000,000 shares authorized, 49,246,281 and 48,983,735 shares outstanding, respectively	49	49
Additional paid-in capital	513,923	513,263
Accumulated deficit	(444,949)	(464,085)
Treasury stock, at cost, 2,254,953 shares in treasury	(28,182)	(28,182)
Accumulated other comprehensive loss	(14,587)	(17,389)
Total stockholders' equity	26,254	3,656
Total liabilities and stockholders' equity	$539,898	$578,983

TVTY Reports First-Quarter Results

May 5, 2021

TIVITY HEALTH, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except earnings per share data)

(Unaudited)

	Three Months Ended March 31,
	2021	2020
Revenues	$108,085	$159,692
Cost of revenue (exclusive of depreciation of $2,531 and $1,831, respectively, included below)	57,285	115,148
Marketing expense	1,231	7,299
Selling, general and administrative expenses	9,696	12,052
Depreciation expense	2,683	2,030
Restructuring and related charges	—	482
Operating income	37,190	22,681

Interest expense	10,756	11,270
Other (income) expense, net	(1,130)	—
Total non-operating expense, net	9,626	11,270
Income before income taxes	27,564	11,411

Income tax expense	7,620	3,136
Income from continuing operations	$19,944	$8,275

Loss from discontinued operations, net of income tax benefit of $277 and $18,282, respectively	(808)	(206,381)
Net income (loss)	$19,136	$(198,106)

Earnings (loss) per share - basic:
Continuing operations	$0.41	$0.17
Discontinued operations	$(0.02)	$(4.25)
Net income (loss)	$0.39	$(4.08)

Earnings (loss) per share - diluted:
Continuing operations	$0.40	$0.17
Discontinued operations	$(0.02)	$(4.22)
Net income (loss)	$0.38	$(4.05)

Comprehensive income (loss)	$21,938	$(217,935)

Weighted average common shares and equivalents:
Basic	49,222	48,613
Diluted	50,340	48,855

TVTY Reports First-Quarter Results

May 5, 2021

TIVITY HEALTH, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities:
Income from continuing operations	$19,944	$8,275
Loss from discontinued operations	(808)	(206,381)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	2,683	14,763
Amortization and write-off of deferred loan costs	1,183	1,212
Amortization and write-off of debt discount	1,077	1,095
Share-based employee compensation expense	2,998	824
Gain on derivatives	(1,130)	—
Impairment of goodwill and intangible assets of discontinued operation	—	199,500
Deferred income taxes	1,454	(16,031)
(Increase) decrease in accounts receivable, net	(18,978)	16,665
Decrease in income taxes receivable	10,217	—
Decrease in inventory	—	4,057
Decrease in other current assets	529	4,746
(Decrease) increase in accounts payable	(42)	12,612
Decrease in accrued salaries and benefits	(3,685)	(4,852)
Increase in other current liabilities	5,594	5,501
(Decrease) increase in deferred revenue	(109)	3,247
Other	1,691	1,790
Net cash flows provided by operating activities	$22,618	$47,023

Cash flows from investing activities:
Acquisition of property and equipment	$(1,561)	$(4,875)
Settlement on derivatives not designated as hedges	(1,633)	—
Net cash flows used in investing activities	$(3,194)	$(4,875)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	$—	$160,325
Payments of long-term debt	(63,600)	(123,000)
Payments related to tax withholding for share-based compensation	(2,502)	(2,795)
Exercise of stock options	164	601
Change in cash overdraft and other	(1,443)	3,269
Net cash flows (used in) provided by financing activities	$(67,381)	$38,400

Net (decrease) increase in cash and cash equivalents	$(47,957)	$80,548

Cash and cash equivalents, beginning of period	$100,385	$2,486

Cash and cash equivalents, end of period	$52,428	$83,034

TVTY Reports First-Quarter Results

May 5, 2021

TIVITY HEALTH, INC.
RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES
(Unaudited)

Reconciliation of Income from Continuing Operations, GAAP Basis to

Adjusted EBITDA from Continuing Operations, Non-GAAP Basis (in thousands)

	Three Months Ended March 31, 2021	% of Revenue	Three Months Ended March 31, 2020	% of Revenue
Income from continuing operations, GAAP basis	$19,944	18.5%	$8,275	5.2%
Depreciation expense	2,683		2,030
Interest expense	10,756		11,270
Income tax expense	7,620		3,136
EBITDA from continuing operations, non-GAAP basis (1)	$41,003		$24,711
Acquisition, integration, project, and CEO transition costs (2)	1,321		5,049
Restructuring charges (3)	—		482
Other (income)/expense (4)	(1,130)		—
Adjusted EBITDA from continuing operations, non-GAAP basis (5)	$41,194	38.1%	$30,242	18.9%

(1)

EBITDA from continuing operations is a non-GAAP financial measure.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider EBITDA from continuing operations in isolation or as a substitute for income from continuing operations determined in accordance with U.S. GAAP.

(2)

Acquisition, integration, project, and CEO transition costs consist of pre-tax charges of $1,321 and $5,049 for the three months ended March 31, 2021 and 2020, respectively, primarily incurred in connection with the acquisition and integration of Nutrisystem and with the termination of the Company’s former CEO in February 2020 and the hiring of a new CEO in June 2020.

(3)

Restructuring charges consist of pre-tax charges of $482 for the three months ended March 31, 2020, primarily related to a restructuring of corporate support infrastructure and of executive leadership.

(4)

Other (income)/expense consists of pre-tax income of $1,130 related to certain interest rate swap agreements that do not qualify for hedge accounting treatment (“de-designated swaps”) and require changes in fair value to be recognized each period in current earnings.

(5)

Adjusted EBITDA from continuing operations is a non-GAAP financial measure.  The Company excludes acquisition, integration, project, and CEO transition costs, restructuring charges, and other (income)/expense from this measure because of its comparability to the Company's historical operating results.  The Company updated its definition of adjusted EBITDA during the first quarter of 2021 to exclude other (income)/expense related to de-designated swaps. The Company considers such (income)/expense to be outside the performance of its ongoing core business operations and believes that presenting Adjusted EBITDA excluding other (income)/expense provides increased transparency as to the operating costs of its current business performance. The Company did not revise the prior period’s Adjusted EBITDA amounts because there were no costs similar in nature to these items.  The Company believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management.  You should not consider Adjusted EBITDA from continuing operations in isolation or as a substitute for income from continuing operations determined in accordance with U.S. GAAP.  Additionally, because Adjusted EBITDA from continuing operations may be defined differently by other companies in the Company’s industry, the non-GAAP financial measure presented here may not be comparable to similarly titled measures of other companies.

TVTY Reports First-Quarter Results

May 5, 2021

Reconciliation of Income from Continuing Operations Guidance, GAAP Basis to

Adjusted EBITDA from Continuing Operations Guidance, Non-GAAP Basis (in millions)

Year Ending December 31, 2021
Income from continuing operations guidance, GAAP basis	$71.3 - $74.3
Depreciation expense	14
Interest expense	37
Income tax expense	23.8 – 24.8
EBITDA from continuing operations, non-GAAP basis (6)	$146 - $150
Integration, project, and CEO transition costs (7)	5
Adjusted EBITDA from continuing operations guidance, non-GAAP basis (8)	$151 - $155

(6)

EBITDA from continuing operations guidance is a non-GAAP financial measure.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider EBITDA from continuing operations guidance in isolation or as a substitute for income from continuing operations determined in accordance with U.S. GAAP.  Figures may not add due to rounding.

(7)	Integration, project, and CEO transition costs primarily relate to strategic projects and the Company’s transition to a new CEO during 2020.
(8)

Adjusted EBITDA from continuing operations guidance is a non-GAAP financial measure.  The Company excludes integration, project, and CEO transition costs from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider Adjusted EBITDA from continuing operations guidance in isolation or as a substitute for income from continuing operations guidance determined in accordance with U.S. GAAP.  Additionally, because Adjusted EBITDA from continuing operations guidance may be defined differently by other companies in the Company’s industry, the non-GAAP financial measure presented here may not be comparable to similarly titled measures of other companies.

Reconciliation of Net Cash Flows Provided by Operations, GAAP Basis to

Free Cash Flow, Non-GAAP Basis (in thousands)

	Three Months Ended March 31, 2021	Three Months Ended March 31, 2020
Net cash flows provided by operations, GAAP basis	$22,618	$47,023
Acquisition of property and equipment	(1,561)	(4,875)
Settlement on derivatives not designated as hedges	(1,633)	—
Free cash flow, non-GAAP basis (9)	$19,424	$42,148

(9)

Free cash flow is a non-GAAP financial measure and is defined by the Company as net cash flows provided by operating activities less acquisition of property and equipment and settlement on derivatives not designated as hedges.  The Company updated its definition of free cash flow during the fourth quarter of 2020 to exclude settlement on derivatives not designated as hedges. The Company considers these costs to be a reduction of cash available for other uses and believes that presenting free cash flow excluding settlement on derivatives provides increased transparency. The Company did not revise prior periods’ free cash flow because there were no costs similar in nature to this item. The Company believes free cash flow is a useful measure of performance and an indication of the strength of the Company and its ability to generate cash.  The Company believes it is useful to investors to provide disclosures of its results on the same basis as that used by management.  You should not consider free cash flow in isolation or as a substitute for net cash flows provided by operating activities determined in accordance with U.S. GAAP. Additionally, because free cash flow may be defined differently by other companies in the Company’s industry, the non-GAAP financial measure presented here may not be comparable to similarly titled measures of other companies.

Reconciliation of Net Cash Flows Provided by Operations from Former Healthcare Segment, GAAP Basis

TVTY Reports First-Quarter Results

May 5, 2021

to Free Cash Flow from Former Healthcare Segment, Non-GAAP Basis (in thousands)

	Three Months Ended March 31, 2021	Three Months Ended March 31, 2020
Net cash flows provided by operations from former Healthcare segment, GAAP basis	$22,618	$25,735
Acquisition of property and equipment	(1,561)	(3,193)
Settlement on derivatives not designated as hedges	(1,633)	—
Free cash flow from former Healthcare segment, non-GAAP basis (10)	$19,424	$22,542

(10)

Free cash flow from former Healthcare segment is a non-GAAP financial measure and is defined by the Company as net cash flows provided by operating activities less acquisition of property and equipment and settlement on derivatives not designated as hedges.  The Company updated its definition of free cash flow during the fourth quarter of 2020 to exclude settlement on derivatives not designated as hedges. The Company considers these costs to be a reduction of cash available for other uses and believes that presenting free cash flow excluding settlement on derivatives provides increased transparency. The Company did not revise prior periods’ free cash flow because there were no costs similar in nature to this item. The Company believes free cash flow is a useful measure of performance and an indication of the strength of the Company and its ability to generate cash.  The Company believes it is useful to investors to provide disclosures of its results on the same basis as that used by management.  You should not consider free cash flow from former Healthcare segment in isolation or as a substitute for net cash flows provided by operating activities determined in accordance with U.S. GAAP. Additionally, because free cash flow may be defined differently by other companies in the Company’s industry, the non-GAAP financial measure presented here may not be comparable to similarly titled measures of other companies.

Reconciliation of Net Cash Flows Provided by Operations Guidance, GAAP Basis to

Free Cash Flow Guidance, Non-GAAP Basis (in millions)

Year Ending December 31, 2021
Net cash flows provided by operations guidance, GAAP basis	$81 - 85
Acquisition of property and equipment guidance	(25 - 20)
Settlement on derivatives not designated as hedges guidance	(6 - 5)
Free cash flow guidance, non-GAAP basis (11)	$50 - 60

(11)

Free cash flow guidance is a non-GAAP financial measure and is defined by the Company as net cash flows provided by operating activities less acquisition of property and equipment and settlement on derivatives not designated as hedges.  The Company believes free cash flow is a useful measure of performance and an indication of the strength of the Company and its ability to generate cash.  The Company believes it is useful to investors to provide disclosures of its results and guidance on the same basis as that used by management.  You should not consider free cash flow guidance in isolation or as a substitute for net cash flows provided by operating activities guidance determined in accordance with U.S. GAAP. Additionally, because free cash flow may be defined differently by other companies in the Company’s industry, the non-GAAP financial measure presented here may not be comparable to similarly titled measures of other companies.

Reconciliation of Earnings Per Share (“EPS”) from Continuing Operations, GAAP Basis to

TVTY Reports First-Quarter Results

May 5, 2021

Adjusted EPS from Continuing Operations, Non-GAAP Basis (footnote amounts in thousands)

	Three Months Ended March 31, 2021	Three Months Ended March 31, 2020
EPS from continuing operations, GAAP basis	$0.40	$0.17
Net loss per share attributable to acquisition, integration, project, CEO transition, and restructuring costs (12)	0.02	0.08
Net income per share attributable to other (income)/expense (13)	(0.02)	—
Adjusted EPS from continuing operations, non-GAAP basis (14)	$0.40	$0.25

(12)

Net loss attributable to acquisition, integration, project, CEO transition, and restructuring costs consists of pre-tax charges of $1,321 and $5,531 for the three months ended March 31, 2021 and 2020, respectively.  These costs primarily related to the acquisition and integration of Nutrisystem, the termination of our former CEO in February 2020 and hiring of our new CEO in June 2020, and restructuring activities as described in Note 3 above.  The tax rate applied to these charges was 25%, which represented the combined estimated U.S. federal and state statutory tax rate.

(13)

Net income attributable to other (income)/expense consists of pre-tax income of $1,130 for the three months ended March 31, 2021 related to de-designated swaps, as described in Note 4 above.  The tax rate applied to this income was 25%, which represented the combined estimated U.S. federal and state statutory tax rate

(14)

Adjusted EPS from continuing operations is a non-GAAP financial measure.  The Company excludes net (income) loss per share attributable to acquisition, integration, CEO transition, and restructuring costs and other (income)/expense from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management.  You should not consider adjusted EPS from continuing operations in isolation or as a substitute for EPS from continuing operations determined in accordance with U.S. GAAP.  Additionally, because adjusted EPS from continuing operations may be defined differently by other companies in the Company’s industry, the non-GAAP financial measures presented here may not be comparable to similarly titled measures of other companies.

Reconciliation of EPS from Continuing Operations Guidance, GAAP Basis to Adjusted EPS from Continuing Operations Guidance, Non-GAAP Basis (footnote amounts in thousands)

Year Ending December 31, 2021
EPS from continuing operations guidance, GAAP basis	$1.41 - $1.49
Net loss per share attributable to restructuring, integration project, and CEO transition costs guidance (15)	0.07
Adjusted EPS from continuing operations guidance, non-GAAP basis (16)	$$1.49 – 1.56

(15)

Net loss per share attributable to restructuring, integration, project, and CEO transition costs guidance consists of pre-tax charges of $5,000 for the year ending December 31, 2021.  These costs primarily relate to strategic projects, the Company’s transition to a new CEO during 2020, and restructuring activities.  The tax rate applied to these charges was 25%, which represents the combined estimated U.S. federal and state statutory tax rate.

(16)

Adjusted EPS from continuing operations guidance is a non-GAAP financial measure.  The Company excludes net loss attributable to restructuring, project, and CEO transition costs from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider adjusted EPS from continuing operations guidance in isolation or as a substitute for EPS from continuing operations guidance determined in accordance with U.S. GAAP.  Additionally, because adjusted EPS from continuing operations guidance may be defined differently by other companies in the Company’s industry, the non-GAAP financial measures presented here may not be comparable to similarly titled measures of other companies.  Figures may not add due to rounding.

TVTY Reports First-Quarter Results

May 5, 2021

Reconciliation of Total Debt, GAAP Basis

to Net Debt, Non-GAAP Basis (in thousands)

	March 31, 2021	March 31, 2020
Total debt, GAAP basis	$405,206	$1,087,599
Cash and cash equivalents	(52,428)	(83,034)
Net debt, non-GAAP basis (17)	$352,778	$1,004,565

(17)

Net debt is a non-GAAP financial measure.  The Company excludes cash and cash equivalents from this measure and believes that net debt is an important measure to monitor its leverage and evaluate the balance sheet. The Company believes it is useful to investors to provide disclosures of its financial position on the same basis as that used by management.  You should not consider net debt in isolation or as a substitute for total debt determined in accordance with U.S. GAAP.  Additionally, because net debt may be defined differently by other companies in the Company’s industry, the non-GAAP financial measures presented here may not be comparable to similarly titled measures of other companies.